UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
T3 Motion, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-4987549

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2990 Airway Avenue, Building A, Costa Mesa, CA	92626

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $0.001 per share	NYSE Amex LLC

Class H Warrant	NYSE Amex LLC

Class I Warrant	NYSE Amex LLC

Units, each consisting of one share of Common Stock, one Class H Warrant and one Class I Warrant	NYSE Amex LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: File No. 333-171163      (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
Not Applicable

(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The securities of T3 Motion, Inc. (the “Registrant”) to be registered hereby are: (i) shares of Common Stock, par value $0.001 per share (the “Common Stock”), (ii) Class H Warrants, each to purchase one share of Common Stock, (iii) Class I Warrants, each to purchase one share of Common Stock, and (iv) Units, each consisting of one share of Common Stock, one Class H Warrant and one Class I Warrant. The description of such securities contained under the caption “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-171163), as amended from time to time, together with the description set forth under such caption included in the form of prospectus subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, are incorporated herein by this reference in response to this item.
Item 2. Exhibits.
     Pursuant to the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed herewith.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 8, 2011	T3 MOTION, INC.
	By:	/s/ Kelly J. Anderson
Kelly J. Anderson
Chief Financial Officer, President and Executive Vice President